                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              IRT PROPERTY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    (5)  Total fee paid:

       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

   -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    (3)  Filing Party:

       -------------------------------------------------------------------------

    (4)  Date Filed:

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

                              IRT PROPERTY COMPANY

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339

     NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2000

To our Shareholders:

     Our 2000 Annual Meeting of Shareholders will be held at the Cobb Galleria Centre, Two Galleria Parkway, Room 106, Atlanta, Georgia, on Tuesday, May 16, 2000, at 10:00 A.M. Eastern Time, for the following purposes:

          1. To elect five directors to serve until the 2001 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

          2. To approve the IRT Property Company 2000 Employee Stock Purchase Plan; and

          3. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournments thereof (the "Meeting").

     Only shareholders of record at the close of business on March 17, 2000, are entitled to notice of, and to vote at, the Meeting. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

     Our Proxy Statement is enclosed along with our Annual Report to Shareholders for the fiscal year ended December 31, 1999.

                                          By Order of the Board of Directors

                                          /s/ W. Benjamin Jones III

                                          W. BENJAMIN JONES III
                                          Executive Vice President and Secretary

Atlanta, Georgia
March 31, 2000

YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR WISHES. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                              IRT PROPERTY COMPANY

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339

                             ---------------------

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2000

                             ---------------------

GENERAL

     The enclosed proxy is solicited by the Board of Directors of IRT Property Company (the "Company") for use at the Company's 2000 Annual Meeting of Shareholders to be held at 10:00 A.M. Eastern Time at the Cobb Galleria Centre, Two Galleria Parkway, Room 106, Atlanta, Georgia, on Tuesday, May 16, 2000, which, together with any adjournments or postponements thereof, is referred to herein as the "Meeting." The enclosed proxy is revocable at any time before its exercise at the Meeting by (i) providing written notice to the Executive Vice President and Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: W. Benjamin Jones III, Executive Vice President and Secretary.

     The 2000 Annual Meeting will be held for the following purposes: (i) to elect five directors to serve until the 2001 Annual Meeting of Shareholders,
(ii) to approve the IRT Property Company 2000 Employee Stock Purchase Plan, and
(iii) to transact such other business as may properly come before the Meeting.

     The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Meeting that were submitted to the Company after March 6, 2000. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Meeting.

     As of March 17, 2000 (the "Record Date"), 32,030,480 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were no shares of the Company's preferred stock, par value $1.00 per share ("Preferred Stock"), issued and outstanding.

     The 1999 Annual Report to Shareholders ("Annual Report"), including financial statements for the fiscal year ended December 31, 1999, accompanies this Proxy Statement. These materials are first being mailed to the Company's shareholders on or about March 31, 2000.

     Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Meeting for each share of Common Stock held of record at the close of business on the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, "FOR" THE APPROVAL OF THE IRT PROPERTY COMPANY 2000 EMPLOYEE STOCK PURCHASE PLAN, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

     The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the Record Date.

     Proposal One, relating to the election of the nominees for directors, requires approval by a "plurality" of the votes cast by the shares of Common Stock entitled to vote in the election. This means that Proposal One will be approved only if the holders of a majority of the shares of Common Stock entitled to vote and voting at the Meeting vote in favor of Proposal One. With respect to Proposal One, abstentions and "broker non-votes" will be counted as shares of Common Stock present for purposes of determining the presence of a quorum. However, neither abstentions nor "broker non-votes" will be counted as votes cast for purposes of determining whether a particular proposal has received sufficient votes for approval. A "broker non-vote" occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

     Proposal Two, and any other proposal that is properly brought before the Meeting, requires approval by the holders of a majority of the shares of Common Stock entitled to vote at the Meeting. With respect to such proposals, abstentions will be counted, but "broker non-votes" will not be counted, as shares of Common Stock present for purposes of determining the presence of a quorum. Both abstentions and "broker non-votes" will be counted as votes cast against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

     In the event that a quorum is not represented in person or by proxy at the Meeting, a majority of shares represented at that time may adjourn the Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

PROPOSAL ONE -- ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are elected annually by the shareholders for a one-year term. Five incumbent directors have been nominated and have agreed to serve as directors if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR ELECTION AS DIRECTORS.

CERTAIN INFORMATION CONCERNING NOMINEES AND NAMED EXECUTIVE OFFICERS

     The following table sets forth the name and age of each nominee for election to the Board of Directors of the Company and information as of March 17, 2000 regarding the beneficial ownership of the Company's Common Stock by each director of the Company, by the Named Executive Officers (as hereinafter defined), and by all directors and executive officers as a group. The amounts shown are based upon information furnished by the individuals named.

                                                                             COMPANY SHARES
                                                                                 OWNED            PERCENTAGE OF
                                                                            BENEFICIALLY AND       OUTSTANDING
NAME                                            CURRENT POSITION          NATURE OF BENEFICIAL     SHARES OWNED
(DIRECTOR SINCE)                  AGE             WITH COMPANY                OWNERSHIP(1)       BENEFICIALLY(1)
----------------                  ---   --------------------------------  --------------------   ----------------
Thomas H. McAuley(2)............  54    Chairman, President and Chief
(1987)                                  Executive Officer                       296,237(5)(6)              (9)
Patrick L. Flinn(2)(4)..........  57    Director                                  4,750                    (9)
(1987)
Homer B. Gibbs, Jr.(3)(4).......  67    Director                                 34,466(5)(8)              (9)
(1976)
Samuel W. Kendrick(2)(3)(4).....  60    Director                                 10,440(5)                 (9)
(1993)
Bruce A. Morrice(2)(3)(4).......  66    Director                                 20,559(5)(8)              (9)
(1986)
OTHER NAMED EXECUTIVE OFFICERS
W. Benjamin Jones III...........  49    Executive Vice President                150,797(5)(6)              (9)
Robert E. Mitzel................  51    Executive Vice President                145,323(5)(6)(8)           (9)
Daniel F. Lovett................  53    Senior Vice President                    66,201(5)(7)(8)           (9)
James G. Levy...................  41    Senior Vice President                    61,963(5)(7)(8)           (9)
Kip R. Marshall.................  50    Senior Vice President                    46,488(5)(7)              (9)
E. Thornton Anderson............  37    Senior Vice President                    39,935(5)(7)              (9)
All Directors, Nominees and
  Executive Officers as a Group
  11 Persons)...................                                                877,159               2.69%(10)

---------------

 (1) Information relating to beneficial ownership of Company Common Stock is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, the directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
 (2) Member of the Executive Committee
 (3) Member of the Audit Committee
 (4) Member of the Compensation Committee. The Compensation Committee also acts as the Stock Options Committee
 (5) The number of shares reflected as being owned includes 174,629 shares for Mr. McAuley; 3,750 shares for Mr. Flinn; 12,500 shares each for Messrs. Gibbs and Morrice; 8,750 shares for Mr. Kendrick; 83,583 shares for Mr. Jones; 85,165 shares for Mr. Mitzel; 55,645 shares for Mr. Lovett; 52,728 shares for Mr. Levy; 36,332 shares for Mr. Marshall; and 31,879 shares for Mr. Anderson, which each has the right to acquire pursuant to the Company's Stock Option Plan.
 (6) Includes 47,904 shares received by Mr. McAuley and 23,952 shares received by each of Messrs. Jones and Mitzel of restricted stock, pursuant to the Company's 1998 Long-Term Incentive Plan, with a fair market value on the date of distribution in 1998 of $10.437 per share.
 (7) Includes 8,333 shares received by Mr. Levy and 5,556 shares received each by Mr. Lovett, Mr. Marshall and Mr. Anderson of restricted stock, pursuant to the Company's 1998 Long-Term Incentive Plan, with a fair market value on the date of distribution in 2000 of $8.188 per share.
 (8) The number of shares reflected as being beneficially owned by Mr. Morrice includes 2,966 shares owned by a marital trust and 1,000 shares owned by a profit sharing plan, over neither of which he has voting or investment power; with regards to Mr. Lovett includes 5,000 shares owned by a trust over which he has voting or investment power; and with regards to Messrs. Gibbs, Mitzel and Levy includes 2,500, 392 and 400 shares, respectively, owned by their wives. Messrs. Morrice, Gibbs, Mitzel, Lovett and Levy are deemed to be beneficial owners of such shares under the regulations of the SEC, but they disclaim such beneficial ownership.
 (9) Less than 1%.
(10) Includes 519,961 shares which the Company's executive officers have the right to acquire and 37,500 shares which the Company's non-management directors have the right to acquire pursuant to the Company's Stock Option Plans. Also, includes 3,292 shares owned by spouses of the directors and executive officers, 7,966 shares owned by trusts, and 1,000 shares owned by a profit sharing plan. The directors and executive officers are deemed to be the beneficial owners of such shares under the regulations of the SEC, but they disclaim beneficial ownership in such shares held by their spouses, trusts and profit sharing plans.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:

                                                                     AMOUNTS AND NATURE
                                                                       OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        DATE         OWNERSHIP          CLASS
------------------------------------                       -------   ------------------   ----------
Perkins, Wolf, McDonnell & Company.......................  2/11/00       1,672,498(1)        5.1%
53 W. Jackson Blvd.
Suite 722
Chicago, IL 60604

---------------

(1) This information is contained in a Schedule 13G dated February 11, 2000 filed by Perkins, Wolf, McDonnell & Company with the Securities and Exchange Commission. Such Schedule 13G states that the reporting person has shared voting and dispositive power with regards to the 1,672,498 shares.

     The beneficial ownership of directors and executive officers is set forth under "CERTAIN INFORMATION CONCERNING NOMINEES AND NAMED EXECUTIVE OFFICERS" above.

COMMITTEES OF THE BOARD OF DIRECTORS, MEETINGS AND COMPENSATION OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation Committee (which also serves as a Stock Option Committee).

     Executive Committee. The Executive Committee may exercise all the powers of the Board of Directors between meetings of the Board, except as limited by law. The Executive Committee may also serve as a Nominating Committee which nominates persons to serve as directors of the Company. The full Board of Directors, however, currently acts as the Nominating Committee and, as such, has nominated the five persons named in the foregoing table. No recommendations were submitted by shareholders with respect to the nomination of directors, and the Nominating Committee has no policy with respect to whether or not it would consider such recommendations by shareholders. The Executive Committee held one meeting during 1999.

     Audit Committee. The Audit Committee, which is composed of outside directors, approves any transactions involving related parties, recommends to the Board of Directors the engagement of the independent auditors of the Company, and reviews with the independent auditors the scope and results of the

Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met once in 1999.

     Compensation Committee. The Compensation Committee, composed of outside directors, determines the salary and other compensation to be paid to the executive officers of the Company. It also acts as the Stock Option Committee and is responsible for the administration of the Company's Stock Option Plans. The Compensation Committee met once in 1999.

     Board of Directors. During the Company's fiscal year ended December 31, 1999, the Company's Board of Directors held seven meetings, and each member of the Company's Board of Directors attended at least 75% of the aggregate number of meetings on the Board of Directors and committees thereof on which he served.

     The Company pays directors who are not also employees of the Company a retainer fee of $1,000 per month; $1,000 plus expenses for each Board meeting attended; and $500 plus expenses for each Executive Committee, Audit Committee or Compensation Committee meeting attended. Directors' fees in 1999 aggregated $74,500. In addition, each non-employee director receives nonqualified stock options to purchase 1,250 shares of the Company's Common Stock upon his or her election and each annual re-election to the Board.

     The Company adopted the IRT Property Company Deferred Compensation Plan for Outside Directors at the end of 1995. This plan allows non-employee directors to defer their director fees to the earlier of the date selected by the director or the date the director ceases to be a board member. Any such fees deferred will accrue interest monthly at an annual rate based on 13-week Treasury Bills. During 1999, $7,000 of director fees were deferred in accordance with this plan.

     There are no family relationships among any of the directors and/or executive officers of the Company.

PRINCIPAL OCCUPATIONS OF NOMINEES FOR ELECTION DURING THE PAST FIVE YEARS

     The principal occupations during the past five years of the nominees for election as directors of the Company are as follows:

     Mr. McAuley has been President of the Company since October 1, 1995, and was named Chief Executive Officer of the Company on January 1, 1997, and Chairman in June 1998. He was regional partner of Faison Associates, Inc. ("Faison"), a real estate development and management company headquartered in Charlotte, North Carolina, from May 1993 through September 1995. From June 1988 to May 1993, he served as Chairman and Chief Executive Officer and part owner of Ewing Southeast Realty, Inc. ("Ewing"), an Atlanta, Georgia real estate company. Ewing was acquired by Faison Associates, Inc. ("Faison") on May 1, 1993, when Mr. McAuley became a Faison partner.

     Mr. Flinn is currently occupied as a private investor and serves as a director of Theragenics, Inc. (NYSE: TGX). He retired from BankSouth Corporation after serving as Chairman and Chief Executive Officer from August 1991 to January 1996.

     Mr. Gibbs is currently occupied as a private investor. He retired as Vice Chairman of Mid-South Financial Corporation, a Nashville, Tennessee mortgage banking firm, on January 1, 1994, a position he held from 1986.

     Mr. Kendrick retired from Ruddick Investment Company ("RIC") after serving as President from November 1994 to April 1998. RIC, an affiliate of Harris Teeter, Inc. ("Harris Teeter"), a grocery store owner/operator, is involved in real estate development and venture capital investment. Mr. Kendrick served as Executive Vice President of Harris Teeter, a supermarket chain with principal executive offices in Charlotte, North Carolina, from July 1992 to October 1994. Harris Teeter is a tenant in some of the shopping centers owned and managed by the Company.

     Mr. Morrice has been Managing Director of Morrice Financial Corp., a Dallas, Texas real estate finance and investment firm since 1987.

EXECUTIVE OFFICERS

     In addition to Thomas H. McAuley, President and Chief Executive Officer, the executive officers of the Company are as follows:

     W. Benjamin Jones III has been employed by the Company since 1977, and has been Executive Vice President since May 1994 and Secretary since May 1998.

     Robert E. Mitzel has been with the Company since 1987, and has served as Executive Vice President since May 1994.

     Daniel F. Lovett joined the Company in October 1994 as Vice President and Director of Construction and became Senior Vice President in February 1998. From 1979 to September 1994, he was with Southeast Shopping Centers Corp., a South Florida neighborhood and community shopping center developer, last serving as Vice President and Director of Development.

     James G. Levy has been Senior Vice President and Chief Accounting Officer of the Company since December 1998. He served as Vice President and Treasurer from June 1994 to December 1998. From May 1993 to May 1994, he was with Faison, serving as Regional Comptroller.

     Kip R. Marshall joined the Company in March 1998 as Senior Vice President. From 1996 to 1997, he was employed as an Asset Manager for Bullock, Terrell & Mannelly, a full service commercial real estate firm based in Atlanta, Georgia, and from 1991 to 1995, he served as Vice President of Travelers Realty Investment Company.

     E. Thornton Anderson has been the Company's Senior Vice President, Director of Leasing, since September 1999. From 1997 to 1999, he served as Vice President of the Company, and, from 1995 to 1997, he served as Assistant Vice President of the Company. He joined the Company in 1993 from the Sofran Group, an Atlanta-based development company, where he served as a leasing representative for five years.

     The executive officers are elected by and serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee, composed entirely of outside directors, determines the salary and other compensation to be paid to the executive officers of the Company. The Compensation Committee typically reviews the salary of each executive officer once each year at its November meeting. At that meeting, the Compensation Committee, acting as a Stock Option Committee, also usually determines the individuals to whom incentive stock options are to be awarded and the number of shares for which options are to be granted.

     The Company's executive compensation program has three primary objectives:

     - Reward executives for long-term management focus and the enhancement of shareholder value.

     - Attract and retain key executives critical to the long-term success of the Company.

     - Support the achievement of desired Company performance.

     In determining the compensation to be paid to the executive officers of the Company, the Compensation Committee considers compensation paid to other executives performing similar jobs within the industry. Some of the companies considered by the Compensation Committee to be of comparable size and complexity are included in the NAREIT All REIT Index included in the Comparative Stock Performance section of this Proxy Statement. In these comparisons, the Compensation Committee strives to fix the compensation of the Company's executive officers in the middle of the class of comparable companies. The Committee also considers the performance of the Company and the merits of the individual under consideration. Committee members use their discretion to set executive compensation where, in their judgment, external, internal or an individual's circumstances warrant it.

  Executive Officer Compensation Program

     The Company's executive officer compensation program is comprised of base salary, year-end additional cash compensation, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and life insurance generally available to all employees of the Company.

Base Salary

     The Chief Executive Officer recommends to the Compensation Committee the base salary levels for the Company's other executive officers based on his evaluation of individual experience and performance, on his review of employee evaluation reports prepared by certain of the executive officers and in his subjective discretion on the overall operating performance of the Company. Base salary levels are then set in the discretion of the Compensation Committee after consideration of such recommendations. The Compensation Committee members also may consider salary levels of executive officers of other comparable companies.

401(k) Plan and Year-End Additional Cash Compensation Program

     The Company maintained a pension plan during 1980 to 1990, which was terminated June 30, 1990. Upon termination of the pension plan, the Board of Directors determined that it would be appropriate to substitute in lieu thereof a program of year-end cash payments to the executive officers of the Company and certain other corporate employees of the Company selected in the discretion of the Chief Executive Officer and the President. Under this program (the "Year-End Additional Cash Compensation Program"), participants received a year-end cash payment from the Company, the amount of which was based upon each participant's length of service with the Company. Each participant who has been employed by the Company for more than five years received a year-end cash payment equal to 12% of his or her salary. Each participant with less than five years received year-end cash payments in graduated amounts designed to produce a cumulative 12% payment after completion of five years of service. The Company paid or accrued approximately $170,000 and $200,000 under this program in 1996 and 1995, respectively. The Company has not accrued any amounts under this program since 1996.

     In August 1996, the Company terminated the Year-End Additional Cash Compensation Program and adopted a 401(k) Plan. All employees who have completed one year of service and are at least 18 years of age are eligible to participate in the 401(k) Plan, and the Company matches 100% of employee contributions, up to 6% of each individual participant's compensation. Employees vest in the Company match based on length of service, with full vesting at 5 years of service. The Company contributed approximately $56,000 to the 401(k) Plan for the period from August 1 through December 31, 1996, approximately $131,000, $145,000 and $159,000 during 1997, 1998 and 1999, respectively.

  Compensation to Chief Executive Officer

     Mr. McAuley has been Chief Executive Officer since January 1, 1997, and has served as President since October 1, 1995 and Chairman since June 18, 1998.

     Mr. McAuley's base salary for 1999 was $318,798, as compared to $307,154 and $302,608 for 1998 and 1997, respectively. Mr. McAuley received $100,000 in performance bonuses during 1999, as compared to $132,938 in 1998. Mr. McAuley also was awarded, during fiscal years 1999, 1998 and 1997, incentive stock options to purchase 9,500, 8,300 and 8,750 shares of Company Common Stock, respectively.

     The Compensation Committee considered Mr. McAuley's role as Chairman, Chief Executive Officer and President during 1999, and as President and Chief Executive Officer during 1997 and the salaries and benefits of other chief executive officers for similar companies within the industry in determining his cash compensation. The stock option awards to Mr. McAuley were based, among other things, on competitive practice within the industry, the Committee's perception of his past and expected contributions to the Company's long-term performance, and the $100,000 incentive stock option ("ISO") limitation as described below.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the Company. Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the shareholders. The Compensation Committee has not and does not anticipate the need to develop a formal policy on this matter since the compensation of the Company's executive officers has been less than the limitations contemplated by Section 162(m).

                             COMPENSATION COMMITTEE

                           Bruce A. Morrice, Chairman
                              Homer B. Gibbs, Jr.
                               Samuel W. Kendrick
                                Patrick L. Flinn

SUMMARY COMPENSATION TABLE

     The following table shows the compensation for the past three years of the Chief Executive Officer and each of the four other most highly-compensated executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION(1)            --------------------------
                                    ---------------------------------------   RESTRICTED     SECURITIES
                                                             OTHER ANNUAL       STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS      COMPENSATION(2)     AWARD(S)      OPTIONS(#)    COMPENSATION(8)
---------------------------  ----   --------   --------    ----------------   ----------     -----------   ----------------
Thomas H. McAuley........    1999   $318,798   $100,000(4)      $3,500         $     --         9,500          $10,000
Chairman, President          1998    307,154    132,938(5)          --          500,000(6)(7)   8,300           10,000
  and Chief Executive        1997    302,808         --             --               --         8,750            9,500
  Officer(3)
W. Benjamin Jones III....    1999    154,223     15,000(4)          --               --         9,500            9,282
Executive Vice President     1998    150,209     22,552(5)          --          250,000(6)(7)   8,300            9,012
                             1997    145,788         --             --               --         7,500            8,747
Robert E. Mitzel.........    1999    154,443     15,000(4)          --               --         9,500            9,282
Executive Vice President     1998    150,209     22,552(5)          --          250,000(6)(7)   8,300            9,349
                             1997    145,788         --             --               --         7,500            8,747
E. Thornton Anderson.....    1999    144,803      7,000(4)          --               --         4,000            8,207
Senior Vice President        1998     92,579      2,693(5)       2,220               --         4,000            5,555
                             1997     84,899         --          2,220               --         2,000            4,229
Daniel F. Lovett.........    1999    114,556     20,000(4)       3,110                          9,500            6,620
Senior Vice President        1998    109,848     16,653(5)          --               --         8,300            7,220
                             1997     91,568         --             --               --         6,000            5,394

---------------

(1) Excludes perquisites and other personal benefits, the aggregate amount of which did not, in the case of any Named Executive Officer, exceed $50,000 or 10% of such Named Executive Officer's annual salary and bonus in any year.
(2) Year-End Additional Cash Compensation in lieu of pension under a benefit plan that was terminated upon the Company's adoption of its 401(k) Plan. The only executive officer remaining under this plan is Mr. McAuley who will receive his final benefit in 2000.
(3) Chief Executive Officer since January 1, 1997 and Chairman since June 18, 1998.
(4) For the fiscal year ended December 31, 1999, Mr. McAuley received a $100,000 bonus, Mssrs. Jones and Mitzel received a $15,000 bonus, Mr. Lovett received a $20,000 bonus, and Mr. Anderson received a

    $7,000 bonus pursuant to the 1998 Long-Term Incentive Plan based upon the attainment of certain performance goals. See "Employment Contracts."
(5) Mr. McAuley received a $75,000 performance bonus approved in February 1998 by the Board of Directors and a $57,938 bonus under the 1998 Long-Term Incentive Plan based upon the attainment of certain performance goals. Messrs. Jones, Mitzel, Anderson and Lovett received bonuses of $22,552, $22,552, $2,693 and $16,653, respectively, under the 1998 Long-Term Incentive Plan. See "Employment Agreements."
(6) Represents the value of 47,904 shares received by Mr. McAuley and 23,952 shares received by each of Mssrs. Jones and Mitzel, pursuant to the 1998 Long-Term Incentive Plan, with a fair market value on June 18, 1998, the date of distribution, of $10.437 per share. The fair market value of these shares based on the Company's common stock price at December 31, 1999 was $748,500. Each individual receives quarterly dividend payments for all shares under this Plan.
(7) Each of the restricted stock awards provides that the shares of restricted stock shall vest 10% on January 31st of each year commencing in 1999 and ending in 2008. In 1999, the Company recognized compensation expense of $50,000, $25,000 and $25,000 for Mssrs. McAuley, Jones and Mitzel, respectively. The restricted stock is subject to the Executive remaining an employee of the Company or a subsidiary, except in the case of death, disability or a change in control. The Company also loaned each Executive the respective amounts shown pursuant to secured promissory notes bearing interest at 7% per annum, with interest payable quarterly. The principal is payable at the maturity of the notes on July 1, 2008. The proceeds of the notes were used to buy a number of shares equal to the shares granted under the restricted stock awards. The secured promissory notes are accompanied by a pledge agreement on all Restricted Shares to secure the employee's obligations to the notes. The Company can release collateral in the Company's judgment at any time after July 10, 2003, provided the fair market value of the remaining collateral is not less than 200% of the then outstanding principal balance of the related note, and provided further all interest payments are current.
(8) Represents the Company's matching contribution under the 401(k) Plan.

STOCK OPTION PLANS

     Long-term incentives are presently provided through the Company's 1989 Stock Option Plan (the "1989 Plan") and its 1998 Long-Term Incentive Plan (the "1998 Plan," and collectively with the 1989 Plan, the "Plans"). These Plans are intended to promote the long-term success of the Company by providing financial incentives to the directors, officers, and employees of the Company who are in positions to make significant contributions toward the success of the Company.

     Options granted under the 1989 Plan may be either incentive stock options (options that meet certain requirements of the Internal Revenue Code, thereby receiving special tax treatment) or nonqualified stock options (options that do not meet the special requirements for incentive stock options). ISOs may be granted only to persons who are employees of the Company, including members of the Board of Directors who are also employees of the Company. Nonqualified stock options ("NSOs") may also be granted to officers and employees of the Company.

     The Plans are administered by the Compensation Committee. Subject to the approval of the Board of Directors, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the number of shares for which options are granted (the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not, however, exceed $100,000, and no person shall be eligible to receive an ISO for shares in excess of such limitation), and the determination of whether an option shall be an ISO or a NSO.

     Options granted under the Plans are exercisable no later than 10 years from the date of grant with the exercise price being equal to 100% of the market value on the date of grant. The 1989 Plan replaced the Key Employee Stock Option Plan adopted in 1983, as amended by the Board of Directors on February 9, 1987 (the "1983 Plan").

     In determining the grants of stock options to officers and employees of the Company, including the executive officers other than the Chief Executive Officer, the Compensation Committee reviewed with the Chief Executive Officer, the recommended individual awards, based on the respective performance, responsibilities, and contributions of each of the individuals under consideration, and the operating performance of the Company. The Compensation Committee also considered the expected performance requirements and contributions, as well as the position level, of each of these individuals. The Chief Executive Officer and the Compensation Committee did not give consideration to current holdings of the Common Stock or options to purchase the Common Stock of the Company when making their decision regarding option awards.

     The following table sets forth (i) all individual grants of stock options made by the Company during fiscal 1999 to each of the Named Executive Officers (all of which are ISOs granted under the 1989 Plan and exercisable immediately upon grant), (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees of the Company, (iii) the exercise price and expiration date of these options, and (iv) estimated potential realizable values assuming the stock price appreciates over a ten-year term at rates of 5% and 10% compounded annually.

                          OPTION GRANTS IN FISCAL 1999

                                            INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                                  --------------------------------------                VALUE AT ASSUMED ANNUAL
                                   NUMBER OF    % OF TOTAL                                  RATES OF STOCK
                                  SECURITIES     OPTIONS                                   APPRECIATION FOR
                                  UNDERLYING    GRANTED TO   EXERCISE OR                      OPTION TERM
                                    OPTIONS     EMPLOYEES    BASE PRICE    EXPIRATION   -----------------------
NAME                              GRANTED(#)     IN 1999       ($/SH)         DATE           5%          10%
----                              -----------   ----------   -----------   ----------   ------------   --------
Thomas H. McAuley...............     9,500         6.07%       $9.688        1/1/09       $57,878      $146,674
W. Benjamin Jones III...........     9,500         6.07         9.688        1/1/09        57,878       146,674
Robert E. Mitzel................     9,500         6.07         9.688        1/1/09        57,878       146,674
Daniel F. Lovett................     9,500         6.07         9.688        1/1/09        57,878       146,674
E. Thornton Anderson............     4,000         2.56         9.688        1/1/09        24,370        61,758

     The following table sets forth (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during 1999 by each of the Named Executive Officers, (ii) the total number and value of all outstanding, unexercised options (all of which are exercisable) held by the Named Executive Officers as of the end of 1999, and
(iii) the aggregate dollar value of all such unexercised options that are in-the-money; that is, when the fair market value of the Common Stock that is subject to the option exceeds the exercise price of the option.

                      AGGREGATED OPTION EXERCISES IN 1999
                           AND YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                NUMBER OF SHARES                         NUMBER OF             IN-THE-MONEY
                                  ACQUIRED ON                       UNEXERCISED OPTIONS          OPTIONS
NAME                                EXERCISE       VALUE REALIZED       AT 12/31/99           AT 12/31/99(1)
----                            ----------------   --------------   -------------------    --------------------
Thomas H. McAuley.............          --               $ --             89,050(2)                 $--
W. Benjamin Jones III.........          --                 --             56,218(3)                  --
Robert E. Mitzel..............          --                 --             57,800(3)                  --
Daniel F. Lovett..............          --                 --             34,800(3)                  --
E. Thornton Anderson..........          --                 --             12,000(3)                  --

---------------

(1) Value based on market value of Company's Common Stock at date of exercise of the end of 1999 minus the exercise price.
(2) Includes NSOs totaling 7,500 shares, consisting of 1,250 shares each granted during 1990 through 1995 as a non-employee director, an NSO for 50,000 shares granted upon employment as President in 1995, an ISO for 5,000 shares granted in 1996, an ISO for 8,750 shares granted in 1997, an ISO for 8,300 shares granted in 1998 and an ISO for 9,500 shares granted in 1999.
(3) All unexercised options represent ISOs granted under the 1989 Stock Option Plan.

COMPARATIVE STOCK PERFORMANCE

     The line graph below compares the cumulative total shareholder return on Common Stock of the Company for the last five fiscal years with the cumulative total return on the NAREIT All REIT Total Return Index and the Russell 2000 Index over the same period. The Company is using the Russell 2000 Index because it believes that the companies comprising the Russell 2000 Index have comparable market capitalization to the Company. This comparison assumes that the value of the investment in the Company Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                                                  IRT PROPERTY COMPANY            RUSSELL 2000            NAREIT ALL REIT INDEX
                                                  --------------------            ------------            ---------------------
12/31/94                                                    100                         100                         100
12/31/95                                                  98.73                      128.45                       118.3
12/31/96                                                 134.74                      149.64                      160.61
12/31/97                                                 149.23                       183.1                       190.9
12/31/98                                                 137.56                      178.44                      154.97
12/31/99                                                 119.28                      216.37                      144.93

EMPLOYMENT AND SEVERANCE AGREEMENTS

     On October 1, 1995, the Company entered into an employment agreement with Mr. McAuley as President and Chief Operating Officer of the Company, which provided, among other things, for a minimum annual base salary of $250,000, a commencement bonus of $100,000, and the opportunity to participate in such incentive bonus plans, as may be determined by the Board. Mr. McAuley also was granted an NSO to purchase 50,000 shares of Company Common Stock under the 1989 Plan.

     The Company entered into an Amended and Restated Employment Agreement with Mr. McAuley as of November 11, 1997. This Employment Agreement provides for an initial annual salary of $306,000 with annual reviews and permits participation in all other incentive, benefit, welfare and retirement plans offered by the Company, and the use and maintenance costs of a Company automobile (or a comparable automobile allowance). It is automatically renewable each year unless sooner terminated. Following a "Change In Control" as defined therein, Mr. McAuley may, for good reason, terminate his employment and receive the sum of 2.99 times the sum of his annual base salary and his most recent bonus. Following a Change In Control and termination of employment, the Company will continue to provide benefits to Mr. McAuley for two years, consistent with the benefits he received prior to such termination.

     As of November 11, 1997, the Company also entered into Change In Control Employment Agreements with Messrs. W. Benjamin Jones III and Robert E. Mitzel, which are generally similar to the Change In Control provisions contained in the President's Employment Agreement. The provisions of their agreements provide for payments of the sum of one year's salary and bonus in the event of a Change In Control and termination of employment, and benefits are payable for a period of one year. During the fourth quarter of 1999 and the first quarter of 2000, the Company entered into Change In Control Employment Agreements with each of Messrs. Daniel F. Lovett and E. Thornton Anderson, respectively, upon terms and conditions substantially similar to those contained in the Agreements with Messrs. Jones and Mitzel.

     On January 13, 1999, the Company entered into an agreement with Mary M. Thomas following her resignation from the Company and the Board of Directors and the expiration of her Change in Control Employment Agreements. This Severance Agreement provided for, among other things, a $202,000 separation/transition incentive, up to $20,000 in matching 401(k) contributions and other cash payments, and vesting of 10% of her restricted stock award, as well as certain other benefits, including payment of medical and dental insurance for one year.

PROPOSAL TWO -- APPROVAL OF THE IRT PROPERTY COMPANY 2000 EMPLOYEE STOCK PURCHASE PLAN

     On February 4, 2000, the Board of Directors adopted, subject to shareholder approval at the Meeting, the IRT Property Company 2000 Employee Stock Purchase Plan (the "Plan"). A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

     The purpose of the Plan is to enhance the proprietary interest, through ownership of the Company's Common Stock, among those employees of the Company and its subsidiaries designated by the Company as eligible to participate in the Plan.

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the Committee has authority to interpret and construe the provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee will select from time to time an administrator (the "Administrator") to operate and perform the day-to-day administration of the Plan and maintain records of the Plan.

STOCK SUBJECT TO THE PLAN

     A maximum of 300,000 shares of Common Stock will be made available for purchase by participants under the Plan, subject to appropriate adjustment for stock dividends, stock split or combination of shares, recapitalization or other changes in the Company's capitalization. The shares issuable under the Plan may be issued out of authorized but unissued shares or may be shares issued and later acquired by the Company. All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose.

ELIGIBILITY; GRANT AND EXERCISE OF OPTIONS

     All employees of the Company or its participating subsidiaries who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year are eligible to participate in the Plan. As of March 17, 2000, there were approximately 59 persons eligible to participate in the Plan.

     An eligible employee may elect to become a participant in the Plan by filing with the Administrator a request form which authorizes a regular payroll deduction from the employee's paycheck. A participant's request form authorizing a payroll deduction will remain effective from offering period to offering period until amended or canceled. Offering periods are the three-month periods beginning January 1, April 1, July 1 and October 1 of each year during which options to purchase Common Stock are outstanding under the Plan; provided that the first offering period began on January 3, 2000 and will end on June 30, 2000. A participant's payroll deduction must be in any whole percentage from one to ten percent of such participant's base compensation payable each pay period, and at any other time an element of base compensation is payable. A participant may not make cash contributions or payments to the Plan.

     A book account will be established for each participant, to which the participant's payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase Common Stock, as described below. No interest will be credited on these cash amounts. Whole shares of Common Stock will be held in the participant's account until distributed as described below.

     On the first day of each offering period each eligible employee is granted an option to purchase on the last day of the offering period (the "Purchase Date") at the price described below (the "Purchase Price") the number of full shares of Common Stock which the cash credited to the participant's account at that time will purchase at the Purchase Price. An employee may not be granted an option for an offering period if, immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of Common Stock that may be purchased by any participant in the Plan during any one offering period is 1,000 shares.

     Unless the cash credited to a participant's account is withdrawn or distributed, his or her option to purchase shares of Common Stock will be deemed to have been exercised automatically on the Purchase Date. The cash balance, if any, remaining in the participant's account at the end of an offering period will be refunded to the participant, without interest. The Purchase Price will initially be equal to the lesser of the fair market value of the Common Stock on
(i) the first trading day of the offering period, or (ii) the last trading day of the offering period. Under the Plan, the Board of Directors or the Compensation Committee may, at any time prior to a given offering period, change the Purchase Price for that offering period; provided, that in no event shall the Purchase Price result in a discount below market value in excess of 15%. The Board currently has no intention of offering a discount.

     Options granted under the Plan are not transferable by the participant other than by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime, or, after his or her lifetime, only by his or her beneficiary, descendent or other permitted transferees.

NO EMPLOYMENT RIGHTS

     Neither the establishment of the Plan, nor the grant of any options thereunder, nor the exercise thereof will be deemed to give to any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any such subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

TERMINATION OF EMPLOYMENT

     If a participant terminates employment, the cash balance in the participant's account will be returned to the participant (or his or her beneficiary in the case of the participant's death) in cash, without interest, as soon as practicable, and certificates for the shares of Common Stock, or other appropriate evidence of ownership, credited to the participant's account will be distributed as soon as practicable.

AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may amend the Plan, in whole or in part, at any time; provided, however, that no amendment may (a) affect any right or obligation with respect to any grant previously made, unless required by law, or (b) unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy the Code, the rules of any stock exchange on which the Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws, (i) materially affect the eligibility requirements, (ii) increase the number of shares of Common Stock eligible for purchase under the Plan, or (iii) materially increase the benefits to participants. The Plan may be terminated by the Committee at any time, in which event the administrator will terminate all contributions to the Plan. Cash balances then credited to participants' accounts will be distributed as soon as practicable, without interest.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO PARTICIPANTS

     The Plan is designed to qualify as an Employee Stock Purchase Plan under
Section 423 of the Code. A general summary of the federal income tax consequences regarding the Plan is stated below.

     Neither the grant nor the exercise of options under the Plan will have a tax impact on the participant or the Company. If a participant disposes of the Common Stock acquired upon the exercise of his options after at least two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the Common Stock at the time of disposition, or (ii) the fair market value of the Common Stock at the date of grant, exceeds the Purchase Price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the Common Stock at the time of death, or (ii) the fair market value of the Common Stock at the date of grant exceeds the Purchase Price. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the Common Stock on the date of exercise of the option over the Purchase Price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

     The above discussion is intended to summarize the applicable provisions of the Code which are in effect as of January 1, 2000. The tax consequences of participating in the Plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the Plan as to both federal and state income tax considerations.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     Participation in the Plan is voluntary. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any person or group pursuant to the Plan, or that would have been received if the Plan had been in effect during the last fiscal year.

     This proposal requires approval by a majority of all the votes entitled to be cast by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

ADDITIONAL INFORMATION

     The closing price of the Common Stock, as reported by the New York Stock Exchange on March 17, 2000 was $7.94.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been appointed by the Board of Directors as the independent public accountants for the Company for fiscal year 2000. It has served as the independent public accountants for the Company since 1979.

     Representatives of the firm of Arthur Andersen LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to answer questions concerning the financial affairs of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company the copies of all 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than 10% beneficial owners were complied with by such persons.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers, directors, and regular employees of the Company may solicit proxies personally or by telephone, telegraph or other means without additional compensation. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders must be received at the Company's principal executive offices on or before December 2, 2000 [date will be 120 days prior to the date of this Proxy] to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

     The management of the Company does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

     The management of the Company urges you to attend the Meeting and to vote your shares in person. Whether or not you plan to attend, please sign and promptly return your proxy. Your proxy may be revoked at any time before it is voted. Such proxy, if executed and returned, gives discretionary authority with respect to any other matters that may come before the Meeting.

ANNUAL REPORT ON FORM 10-K

     Upon the written request of any person whose proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: W. Benjamin Jones III Executive Vice President and Secretary.

                                          IRT PROPERTY COMPANY

                                          /S/ W. BENJAMIN JONES III

                                          By: W. BENJAMIN JONES III
                                          Executive Vice President
                                          and Secretary

                                                                      APPENDIX A

                              IRT PROPERTY COMPANY
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

Article I -- Background.............................................  A-1
 1.1    Establishment of the Plan...................................  A-1
 1.2    Applicability of the Plan...................................  A-1
 1.3    Purpose.....................................................  A-1
Article II -- Definitions...........................................  A-1
 2.1    Administrator...............................................  A-1
 2.2    Board.......................................................  A-1
 2.3    Code........................................................  A-1
 2.4    Committee...................................................  A-1
 2.5    Common Stock................................................  A-1
 2.6    Compensation................................................  A-1
 2.7    Contribution Account........................................  A-2
 2.8    Corporation.................................................  A-2
 2.9    Direct Registration System..................................  A-2
2.10    Effective Date..............................................  A-2
2.11    Eligible Employee...........................................  A-2
2.12    Employee....................................................  A-2
2.13    Employer....................................................  A-2
2.14    Fair Market Value...........................................  A-2
2.15    Offering Date...............................................  A-2
2.16    Offering Period.............................................  A-2
2.17    Option......................................................  A-2
2.18    Participant.................................................  A-2
2.19    Plan........................................................  A-2
2.20    Purchase Date...............................................  A-2
2.21    Purchase Price..............................................  A-2
2.22    Request Form................................................  A-2
2.23    Stock Account...............................................  A-3
2.24    Subsidiary..................................................  A-3
2.25    Trading Date................................................  A-3
Article III -- Eligibility and Participation........................  A-3
 3.1    Eligibility.................................................  A-3
 3.2    Initial Participation.......................................  A-3
 3.3    Leave of Absence............................................  A-3
Article IV -- Stock Available.......................................  A-4
 4.1    In General..................................................  A-4
 4.2    Adjustment in Event of Changes in Capitalization............  A-4
 4.3    Dissolution, Liquidation, or Merger.........................  A-4

Article V -- Option Provisions...............................................................................         A-4
      5.1  Purchase Price....................................................................................         A-4
      5.2  Calendar Year $25,000 Limit.......................................................................         A-5
      5.3  Offering Period Limit.............................................................................         A-5
Article VI -- Purchasing Common Stock........................................................................         A-5
      6.1  Participant's Contribution Account................................................................         A-5
      6.2  Payroll Deductions; Dividends.....................................................................         A-5
      6.3  Discontinuance....................................................................................         A-6
      6.4  Leave of Absence; Transfer to Ineligible Status...................................................         A-6
      6.5  Automatic Exercise................................................................................         A-6
      6.6  Listing, Registration, and Qualification of Shares................................................         A-6
Article VII -- Withdrawals; Distributions....................................................................         A-7
      7.1  Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status.....................         A-7
      7.2  In-Service Withdrawals............................................................................         A-7
      7.3  Termination of Employment for Reasons Other Than Death............................................         A-7
      7.4  Death.............................................................................................         A-7
      7.5  Registration......................................................................................         A-7
Article VIII -- Amendment and Termination....................................................................         A-8
      8.1  Amendment.........................................................................................         A-8
      8.2  Termination.......................................................................................         A-8
Article IX -- Miscellaneous..................................................................................         A-8
      9.1  Shareholder Approval..............................................................................         A-8
      9.2  Employment Rights.................................................................................         A-9
      9.3  Tax Withholding...................................................................................         A-9
      9.4  Rights Not Transferable...........................................................................         A-9
      9.5  No Repurchase of Stock by Corporation.............................................................         A-9
      9.6  Governing Law.....................................................................................         A-9
      9.7  Shareholder Approval; Registration................................................................         A-9

                              IRT PROPERTY COMPANY

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                   BACKGROUND

     1.1 ESTABLISHMENT OF THE PLAN. IRT Property Company (the "Corporation") hereby establishes a stock purchase plan to be known as the "IRT Property Company 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after February 4, 2000, are employees of the Corporation and its subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.

     1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                                   ARTICLE II

                                  DEFINITIONS

     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

     2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2 BOARD.  Board shall mean the Board of Directors of the Corporation.

     2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

     2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $1.00, of the Corporation.

     2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross wages for the respective period, subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

     2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

     2.8 CORPORATION. Corporation shall mean IRT Property Company, a Georgia corporation.

     2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

     2.10 EFFECTIVE DATE. Effective Date shall mean the effective date of the Plan, which shall be the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

     2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

     2.12 EMPLOYEE. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

     2.13 EMPLOYER. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

     2.14 FAIR MARKET VALUE. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the New York Stock Exchange on such date or on the last previous date on which such stock was traded.

     2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

     2.16 OFFERING PERIOD. Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1 and October 1, respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on June 30, 2000. No payroll deductions shall be taken until the Effective Date.

     2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

     2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

     2.19 PLAN. Plan shall mean the IRT Property Company 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

     2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

     2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and satisfies such other terms and provisions as may be required by the Administrator.

     2.23 STOCK ACCOUNT. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

     2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code
Section 424(f).

     2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

          (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

          (b) the Effective Date.

     On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in
Section 5.2.

     3.2 INITIAL PARTICIPATION. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

      3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

                                   ARTICLE IV

                                STOCK AVAILABLE

     4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 300,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

     4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

     4.3 DISSOLUTION, LIQUIDATION, OR MERGER. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                   ARTICLE V

                               OPTION PROVISIONS

     5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

          (a) the Fair Market Value of a share of Common Stock on the Offering Date; or

          (b) the Fair Market Value of a share of Common Stock on the Purchase Date.

     The Board of Directors and/or the Compensation Committee may, at any time prior to the commencement of a given Offering Period, establish a Purchase Price for such Offering Period that results in a discount in the Purchase Price; provided, however, that in no event shall such discount exceed fifteen percent (15%).

     5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section
423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

     5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 1,000 shares.

                                   ARTICLE VI

                            PURCHASING COMMON STOCK

     6.1 PARTICIPANT'S CONTRIBUTION ACCOUNT. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

     During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

     All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

     6.2 PAYROLL DEDUCTIONS; DIVIDENDS.

          (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of ten percent (10%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

          (b) Dividends. Cash dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid to the Participant as soon as practicable.

     6.3 DISCONTINUANCE. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 30 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

     Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

     6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to
Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

     If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

     6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant's Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained, without interest, in the Participant's Contribution Account for the next Offering Period, unless the Participant requests that it be refunded. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2.

     Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

     Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

     6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                                  ARTICLE VII

                           WITHDRAWALS; DISTRIBUTIONS

     7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be:

          (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

          (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, (i) a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator, and (ii) each Participant shall be permitted only one withdrawal under this Section during each Offering Period. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

     7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability or cannot otherwise have stock issued in the Participant's name), or
(c) in a manner giving effect to the status of such shares as community property. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

     8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

          (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

          (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

             (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13;

             (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3); or

             (3) materially increase the benefits to Participants under the Plan.

     8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in
Section 4.1.

     Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 SHAREHOLDER APPROVAL. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than 12 months after adoption of the Plan by the Board of Directors of the Corporation, pursuant to Treasury Regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common

Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

     9.2 EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.3 TAX WITHHOLDING. The Administrator will make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

     9.4 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime, or, after the Participant's lifetime, only by his or her beneficiary, descendent or other permitted transferee.

     9.5 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

     9.6 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by the laws of the United States.

     9.7 SHAREHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on February 4, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.

                          * * * * * * * * * * * * * *

     The foregoing is hereby acknowledged as being the IRT Property Company 2000 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on February 4, 2000.

                                          IRT Property Company

                                          By:
                                            ------------------------------------
                                            Name: Thomas H. McAuley
                                            Title: President and Chief Executive
                                              Officer

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

PROXY FORM                    IRT PROPERTY COMPANY                    PROXY FORM

        THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE
                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

  Proxy For Annual Meeting of Shareholders Solicited By the Board of Directors

    The undersigned hereby appoints Thomas H. McAuley and W. Benjamin Jones III, and either of them, as Proxies, each with the full power of substitution to represent the undersigned and to vote all the shares of IRT Property Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Cobb Galleria Centre, Two Galleria Parkway, Room 106, Atlanta, Georgia 30339 on Tuesday, May 16, 2000 at 10:00 A.M. local time, and any adjournments thereof (the "Meeting") (1) as hereinafter specified upon the proposals listed on the reverse side and more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the Meeting.

1.  ELECTION OF DIRECTORS

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
    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary)                           listed below
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Nominees: (1)T.H. McAuley, (2)P.L. Flinn, (3)H.B. Gibbs, Jr., (4)S.W. Kendrick,
                                (5)B.A. Morrice

To withhold authority to vote for any individual nominee, mark "For" and write the nominee's number on the line below.

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 Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope

2.  APPROVAL OF THE IRT PROPERTY COMPANY 2000 EMPLOYEE STOCK PURCHASE PLAN

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

    This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Items 1 and 2, and in the discretion of the Proxies on any other matters. When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.

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

[ ] Please mark this box if you plan to attend the Annual     Dated:                           , 2000
    Meeting

                                                              ---------------------------------------
                                                              Signature



                                                              ---------------------------------------
                                                              Signature (Joint Owners)
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